Exhibit 3.327

Articles of Organization Limited-Liability Company (PURSUANT TO NRS 16) STATE OF NEVADA Secretary of State	Filing fee: $125

(For Office Use Only)	(For Office Use Only)

IMPORTANT: Read instructions on reverse side before completing this form.

TYPE OR PRINT (BLACK INK ONLY)

1.	Name of Limited Liability Company: HILTON GRAND VACATIONS DEVELOPMENT COMPANY - LAS VEGAS, LLC

2.	Dissolution Date (latest date upon which the company is to dissolve): 12/31/2097

3.	Resident Agent: (designated resident agent and the STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent:	CSC SERVICES OF NEVADA, INC.

Street Address:	502 East John Street		Carson City, NV 89706
	Street No.	Street Name	Zip

Attn: Richard Barrier
Mailing Address (if different):	9336 Civic Center Dr., Beverly Hills, CA 90210

4.	Right of remaining members of the company to continue the business on the death, retirement, resignation, expulsion, bankruptcy or dissolution of a member or occurrence of any other event which terminates the continued membership of a member in the company:

  X         YES                  NO

5.	Management: The company shall be managed by X manager(s) OR members

Names and addresses of manager(s) or members: (attach additional pages if necessary)

1.	SEE ATTACHMENT
2.

If managed by members, members may contract debts on behalf of the company              YES              NO

6.	Other matters: This form includes the minimal statutory requirements to organize under NRS 86. Please attach any other information deemed appropriate. Number of pages attached ONE (1)

7.	Signature of organize(s): The name(s) and address(es) of the organizer(s) executing the articles:

(Signature must be notarized) (Attach additional pages if there are more than two organizers.)

Richard G. Barrier
Name (print)		Name (print)
9336 Civic Center Dr. Beverly Hills, CA 90210
Address	City/State/Zip	Address	City/State/Zip
/s/ Richard G. Barrier	12/15/97
Signature	Date	Signature	Date

This instrument was acknowledged before me on		This instrument was acknowledged before me on
December 15, 1997, by		, 19 , by
Richard G. Barrier
Name of Person		Name of Person
as organizer		as organizer
of Hilton Grand Vacations Development Company - Las Vegas, LLC		of
(name of party on behalf of whom instrument was executed)		(name of party on behalf of whom instrument was executed)

/s/ David Marote [Seal] David Marote Comm.#1031494 Notary Public—California Los Angeles County Comm. Expires June 30, 1998		Notary Public Signature
(affix notary stamp or seal)

8.	Certificate of acceptance of appointment of resident agent: I, CSC Services of Nevada, Inc. hereby accept appointment as resident agent for the above named limited-liability company.

by: /s/ [Illegible Signature]	December 17, 1997
Signature of resident agent	Date

HILTON GRAND VACATIONS DEVELOPMENT

COMPANY - LAS VEGAS, LLC

MANAGEMENT COMMITTEE

Donald L. Harrill

6355 MetroWest Blvd., #180

Orlando, FL 32835

Ted Middleton

9336 Civic Center Drive

Beverly Hills, CA 90210

Antoine Dagot

6355 MetroWest Blvd., #180

Orlando, FL 32835

December 15, 1997

[Seal]	ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Amendment to Articles of Organization (PURSUANT TO NRS 86.221)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Organization

For a Nevada Limited-Liability Company

(Pursuant to NRS 86.221)

1. Name of limited-liability company:

Hilton Grand Vacations Development Company - Las Vegas, LLC.

2. The company is managed by:         ☒  Managers        OR        ☐  Members

                                                                                (check only one box)

3. The articles have been amended as follows: (provide article numbers, if available)*

Article 1: Name of Limited Liability Company:

Hilton Grand Vacations Management, LLC.

4. Signature (must be signed by at least one manager or by a managing member):

X	/s/ Rebecca L. Sloan
Signature

*	1)	If amending company name, it must contain the words “Limited-Liability Company,” “Limited Company,” or “Limited,” or the abbreviations “Ltd.,” “L.L.C.,” or “L.C.,” “LLC” or “LC.” The word “Company” may be abbreviated as “Co.”

	2)	If adding managers, provide names and addresses.

FILING FEE: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 86.221 DLLC Amendment Revised: 10-16-09

Attachments

CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF ORGANIZATION

OF

HILTON GRAND VACATIONS DEVELOPMENT COMPANY- LAS VEGAS, LLC

Hilton Grand Vacations Development Company- Las Vegas, LLC, a limited liability company organized and existing under the laws of the State of Nevada (the “Company”) pursuant to Section 86.221 of the Nevada Revised Statutes, does hereby certify as follows:

1. The name of the Company is Hilton Grand Vacations Company-Las Vegas, LLC.

2. The original Articles of Organization of the Limited Liability Company was filed with the office of the Secretary of State of Nevada on December 22, 1997.

3. The amendment of the Articles of Organization set forth herein has been duly adopted by the Managers of the Company in accordance with the provisions of Section 86.221 and 86.291 of the Nevada Revised Statutes.

4. Article First of the Articles of Organization are hereby amended to read in its entirety as follows:

“First: The name of the Limited Liability Company is Hilton Grand Vacations Management, LLC”

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company and on behalf of the Company in the capacity specified under the undersigned’s name, has duly executed this Certificate of Amendment as of this 12 Day of November, 2010.

/s/ Rebecca L. Sloan

Name:	Rebecca L. Sloan
Title:	Senior Vice President, General Counsel and Secretary

ACTION TAKEN BY WRITTEN CONSENT

OF THE SOLE MEMBER OF

HILTON GRAND VACATIONS DEVELOPMENT COMPANY-LAS VEGAS, LLC

a Nevada limited liability company

The undersigned, being the sole Member of HILTON GRAND VACATIONS DEVELOPMENT COMPANY- LAS VEGAS, LLC (the “Company”), a Nevada limited liability company, does hereby vote for, consent to, authorize and adopt the following resolutions with the same force and effect as if the undersigned had been present, either personally or by proxy, at a special meeting of the Company’s members and had voted for the same:

RESOLVED, the Limited Liability Company hereby approves changing the name of the Company from Hilton Grand Vacations Development Company- Las Vegas, LLC to “Hilton Grand Vacations Management, LLC”.

DATED: November 12, 2010

SOLE MEMBER:	HILTON RESORTS CORPORATION, a Delaware corporation

	By:	/s/ Rebecca L. Sloan

Rebecca L. Sloan
Senior Vice President

ACTION TAKEN BY UNANIMOUS WRITTEN CONSENT

OF THE MANAGEMENT COMMITTEE OF

HILTON GRAND VACATIONS DEVELOPMENT COMPANY- LAS VEGAS, LLC

a Nevada limited liability company

The undersigned, being all of the members of the Management Committee of HILTON GRAND VACATIONS DEVELOPMENT COMPANY- LAS VEGAS, LLC (the “Company”), a Nevada limited liability company, acting pursuant to and in accordance with Section 86.291 of the Nevada Revised Statutes and the Company’s Operating Agreement do hereby vote for, consent to, authorize and adopt the following resolutions with the same force and effect as if the undersigned had been present, either personally or by proxy, at a special meeting of the Company’s Management Committee and had voted for the same:

WHEREAS, this Management Committee deems it advisable to change the Company’s name to “Hilton Grand Vacations Management, LLC”; and

WHEREAS, the Company’s sole shareholder has approved such name change by executing an Action taken by written consent dated: November 12, 2010.

THEREFORE, IT IS RESOLVED that Article First of the Company’s Articles of Organization be amended in its entirety and read as follows:

“First: The name of the Company is Hilton Grand Vacations Management, LLC”

RESOLVED FURTHER, that the appropriate officers of the corporation be and hereby are, authorized and directed to execute any and all additional documents, and take any other actions, they deem necessary or advisable in order to implement the foregoing resolutions, pursuant to the provisions of Section 86.221 of the Nevada Revised Statutes.

DATED: November 12, 2010

/s/ Mark Wang	/s/ K. Robert Kreiger

Mark Wang	K. Robert Kreiger

/s/ Rebecca L. Sloan

Rebecca L. Sloan